Exhibit 21.1


                         DELUXE CORPORATION SUBSIDIARIES

Chex Systems, Inc. (Minnesota
Deluxe Checks Unlimited, Inc. (Colorado)
Deluxe Canada, Inc. (Canada)
Deluxe Check Printers, Inc. (Minnesota)
Deluxe Check Texas, Inc. (Minnesota)
Deluxe Data International Limited (United Kingdom)
Deluxe Electronic Payment Systems, Inc. (Delaware)
Deluxe Electronic Benefits, Inc.
Deluxe Financial Services, Inc. (Minnesota)
Deluxe Financial Services Texas, L.P. (Texas)
Deluxe-HCL, Inc. (Delaware) (100% owned by HCL-Deluxe N.V.)
Deluxe Holdings (Netherlands) B.V. (Netherlands)
Deluxe Mexicana S.A. de C.V. (Mexico)
Deluxe Overseas, Inc. (Minnesota)
Deluxe Payment Protection Systems, Inc. (Delaware)
DLX Holdings Limited (United Kingdom)
eFunds Corporation (California)
HCL-Deluxe N.V. (Netherlands) (50% owned)
HCL-Deluxe Private Limited (India) (100% owned by HCL-Deluxe N.V.) NRC Holding Corporation (Delaware)
National Credit Services Corporation (Missouri)
National Receivables Corporation (Ohio)
National Revenue Corporation (Ohio)
United Creditors Alliance Corporation (Ohio)
United Creditors Alliance International Limited (United Kingdom)